Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Ordinary Shares, par value NIS 6.00 per share, of Enlivex Ltd. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

August 13, 2026

Lind Global Asset Management XIV, LLC

By:	The Lind Partners, LLC
its Investment Manager

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

The Lind Partners, LLC

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Managing Member

JEFF EASTON

By:	/s/ Jeff Easton